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



                                        Exhibit 11
                              RISCORP, INC. AND SUBSIDIARIES
                        Statement Re. Computation of Per Share Earnings
                      (in thousands, except share and per share amounts)


                                                                                            Three Months Ended March 31
                                                                                       ---------------------------------------
                                                                                            1999                   1998
                                                                                       ---------------        ----------------
                                                                                         (Unaudited)            (Unaudited)
Net loss                                                                            $           (839)        $         (9,321)
                                                                                    ================         ================

Weighted average common and common share equivalents outstanding:

     Average number of common shares outstanding                                          36,868,114               36,868,114
     Restricted stock vested                                                                 479,167                       --
                                                                                        ------------             ------------

    Weighted average common shares outstanding - (basic)                                  37,347,281               36,868,114
                                                                                        ============             ============

     Weighted average common and common share
           equivalents outstanding - (diluted)                                            37,347,281               36,868,114
                                                                                       =============           ==============
Net loss per common share--basic                                                       $       (0.02)          $        (0.25)
                                                                                       =============           ==============

Net loss per common share--diluted                                                     $       (0.02)          $        (0.25)
                                                                                       =============           ==============

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